UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

ZS PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36489	26-3305698
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

	1100 Park Place, Suite 300 San Mateo, California	94403
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 458-4100
Not Applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed in the Current Report on Form 8-K filed by ZS Pharma, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (“SEC”) on November 6, 2015, the Company entered into an Agreement and Plan of Merger, dated as of November 5, 2015 (as amended from time to time, the “Merger Agreement”), among the Company, Zeneca Inc., a Delaware corporation (“Parent”), and Zanzibar Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on November 18, 2015, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (the “Shares”), at a price of $90.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 18, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”) filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Purchaser and Parent on November 18, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on December 16, 2015 (the “Expiration Date”). Citibank, N.A. (the “Depositary”) has advised that, as of 12:00 midnight, New York City time, at the end of the day on December 16, 2015, 21,950,539 Shares had been validly tendered (excluding all Shares delivered pursuant to guaranteed delivery instructions for which certificates have not yet been delivered) and not properly withdrawn pursuant to the Offer, representing approximately 86.6% of the outstanding Shares on a fully diluted basis as of the Expiration Date. In addition, Notices of Guaranteed Delivery had been delivered for 983,253 Shares, representing approximately 3.9% of the outstanding Shares on a fully diluted basis as of the Expiration Date. The number of Shares validly tendered (excluding all Shares delivered pursuant to guaranteed delivery instructions for which certificates have not yet been delivered) and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement).

All conditions to the Offer having been satisfied or waived, on December 17, 2015, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn prior to the Expiration Date (the “Acceptance Time”), and payment of the Offer Price for such Shares will be made promptly.

On December 17, 2015, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), each outstanding Share (other than Shares held by the Company, any of its subsidiaries, Parent, Purchaser or any subsidiary of Parent, or any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) was converted into the right to receive, in cash and without interest, less any required withholding taxes, an amount equal to the Offer Price.

Each option to purchase Shares (a “ZS Pharma Stock Option”) outstanding and unexercised immediately prior to the Merger Effective Time, whether vested or unvested, was automatically cancelled and terminated as of the Merger Effective Time (to the extent not exercised prior to the Merger Effective Time), and the holder thereof became entitled to receive an amount of cash, if any, equal to the product of (i) the total number of Shares underlying such ZS Pharma Stock Option multiplied by (ii) the excess, if any, of the Offer Price over the exercise price per Share of such ZS Pharma Stock Option, without interest and subject to any applicable withholding or other taxes required by applicable law to be withheld. Each ZS Pharma restricted stock unit (the “ZS Pharma RSU”) outstanding immediately prior to the Merger Effective Time, whether vested or unvested, became fully vested and the restrictions thereon lapsed, and each ZS Pharma RSU award was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Offer Price multiplied by (ii) the number of Shares subject to such ZS Pharma RSU award, without interest and subject to any applicable withholding or other taxes required by applicable law to be withheld. No new offering period under the Company’s 2015 Employee Stock Purchase Plan (the “ZS Pharma ESPP”) commenced after November 5, 2015, and participants in the ZS Pharma ESPP were not permitted to increase their payroll deductions or purchase elections from those in effect on November 5, 2015. The offering period and purchase period in progress as of November 5, 2015 under the ZS Pharma ESPP continued in accordance with its terms, and options granted during such offering period were exercisable in accordance with the terms of the ZS Pharma ESPP through December 9, 2015 (the “Final Purchase Date”), on which date such offering period and purchase period were completed. Shares were issued to participants under the ZS Pharma ESPP on the Final Purchase Date, such that each option outstanding under the ZS Pharma ESPP was exercised automatically on such Final Purchase Date, and the purchase price per Share applicable to the offering period in progress as of November 5, 2015 was not decreased.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $2.7 billion. All of the funds necessary to consummate the Offer, the Merger and to pay related fees and expenses were obtained from Parent’s or Purchaser’s affiliates’ general corporate funds.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 6, 2015 and is incorporated herein by reference, and Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 17, 2015, which was filed as Exhibit (e)(2) to the Schedule 14D-9 filed by the Company with the SEC on November 18, 2015.

The information set forth in the introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2015, in connection with the consummation of the Merger, the Company notified The NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Shares on NASDAQ be halted prior to market open on December 17, 2015 and that such trading be suspended and the listing of the Shares on NASDAQ be removed, in each case, prior to market open on December 17, 2015. In addition, the Company requested that NASDAQ file with the SEC an application on Form 25 to delist the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in the Introduction, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01. Change in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on December 17, 2015, a change of control of the Company occurred and the Company now is a wholly owned subsidiary of Parent.

The information disclosed in the Introduction, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Merger Effective Time, each of the seven directors of the Company immediately prior to the Merger Effective Time (Guy Nohra, Srinivas Akkaraju, Robert Alexander, Martin Babler, Kimberly J. Popovits, Marc Ostro and John Whiting) voluntarily resigned from the Board of Directors of the Company, and Stephen F. Mohr, John McKenna and David E. White became the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Merger Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Merger Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Merger Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

On December 17, 2015, AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales and the ultimate parent of Purchaser and Parent, issued a press release relating to the expiration of the Offer and the anticipation of consummating the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated November 5, 2015, among ZS Pharma, Inc., Zeneca, Inc. and Zanzibar Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on November 6, 2015).
2.2	Amendment No. 1 to the Merger Agreement dated as of November 17, 2015, among ZS Pharma, Zeneca, Inc. and Zanzibar Acquisition Corp. (incorporated herein by reference to Exhibit (e)(2) to the Schedule 14D-9 filed with the SEC on November 18, 2015).
3.1	Amended and Restated Certificate of Incorporation of ZS Pharma, Inc.*
3.2	Amended and Restated Bylaws of ZS Pharma, Inc.*
99.1	Press Release issued by AstraZeneca PLC on December 17, 2015.*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZS PHARMA, INC.
Date: December 17, 2015	By:	/s/ Mark Asbury
	Name:	Mark Asbury
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated November 5, 2015, among ZS Pharma, Inc., Zeneca, Inc. and Zanzibar Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on November 6, 2015).
2.2	Amendment No. 1 to the Merger Agreement dated as of November 17, 2015, among ZS Pharma, Zeneca, Inc. and Zanzibar Acquisition Corp. (incorporated herein by reference to Exhibit (e)(2) to the Schedule 14D-9 filed with the SEC on November 18, 2015).
3.1	Amended and Restated Certificate of Incorporation of ZS Pharma, Inc.*
3.2	Amended and Restated Bylaws of ZS Pharma, Inc.*
99.1	Press Release issued by AstraZeneca PLC on December 17, 2015.*

* Filed herewith